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                                                             Page 30 of 46 Pages

                                                                       Exhibit 3

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                           AXA ASSURANCES VIE MUTUELLE

         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances Vie Mutuelle at 26, rue Drouot, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.


Name, Business Address          Present Principal Occupation
----------------------          ----------------------------

* Henri de Castries	  Chairman of the AXA Management Board
  AXA		  Chairman of the Board of Directors of AXA
  25, avenue Matignon                Assurances Vie Mutuelle
  75008 Paris

* Claube Bebear	  Honorary Chairman of the AXA Supervisory Board
  AXA		  Retired
  25, avenue Matignon
  75008 Paris

* A.S.S.S.E.		  Chairman of A.S.S.S.E.
  represented by Jean-Pierre
  Chaffin Federation de la
  Metallurgie CFE-CGC
  5, rue de La Bruyere
  75009 Paris

* Frederic Lucet	  Manager of companies - Investment Adviser
  Groupe LC
  12 rue Auber
  75009 Paris

* Jean-Pol Mairiaux	  Officer of AXA
  AXA France
  Terrasses 3
  313 Terrasses de L'Arche
  92727 Nanterre Cedex

* Octave Manset	  Vice-Chairman of the Board of Directors of AXA
  75 rue de la Tour	  Assurances Vie Mutuelle
  75016 Paris		  Retired

* Alain de Marcellus	  Manager of Group Financial Services of
  Cap Gemini		  Cap Gemini
  11, rue de Tilsit
  75007 Paris

* Francois Martineau	  Attorney in law
  Lussan & Associes
  250bis, boulevard Saint Germain
  75007 Paris

* Mrs Dominique Paillet	  Retired
  9, route de Vienne
  38090 Vaulx-Milieu

* Francois Pierson	  Member of the Management Board, Chairman and
  AXA France	   	  CEO of AXA France, also responsible for Large
  Terrasses 1		  Risks, Assistance and AXA Canada
  313 Terrasses de L'Arche
  92727 Nanterre Cedex

* Jean-Claude Puerto Salavert	  Chairman and Chief Executive Officer of UCAR
  UCAR
  10, rue Louis Pasteur
  92100 Boulogne Billancourt

* Olivier Riche	  Chief Executive Officer of Cofitem-Cofimur
  47 rue de Verneuil
  75007, Paris

  Jean-Laurent Granier	  Chief Executive Officer - non Director of AXA
  AXA France		  Assurances Vie Mutuelle
  Terrasses 2
  313 Terrasses de L'Arche
  92727 Nanterre Cedex


*  Director

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